SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2012

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2012, the Compensation Committee (the “Committee”) of United Bankshares, Inc. (the “Company”) met (the “Compensation Meeting”) to review the performance of the Company for 2011, to establish base salaries for the Chief Executive Officer and the other executive officers, to determine the cash incentive awards for the Company’s executives for 2011, and to determine the number of stock options to grant to the Company’s officers and employees under the Company’s 2011 Long-Term Incentive Plan.

The Company’s Executive Compensation program consists of three basic components: (1) base salary; (2) annual incentives; and (3) long-term incentives. The Committee is responsible for the administration of the Company’s Executive Compensation programs, which includes the granting of long-term incentives consisting of stock option awards and short-term cash incentives for all executive officers of the Company. The Committee’s Executive Compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company’s annual and long-term performance goals and assist in attracting and retaining qualified executives. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company’s 2012 proxy statement.

Summary of Amendment to Richard M. Adams’ Employment Contract

The Company entered into an employment contract with Richard M. Adams, the Chairman of the Board of Directors and Chief Executive Officer of the Company effective February 28, 2011. The original term of Mr. Adams’ employment contract was for three years, with the provision that the contract could be extended annually for one (1) year to maintain a rolling three (3) year contract.

At the Compensation Meeting, the Committee approved the extension of Mr. Adams’ employment contract for an additional year until March 31, 2015.

Compensation of the Chief Executive Officer

At the Compensation Meeting, the Committee determined the elements of compensation for Richard M. Adams, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. In determining the compensation for Mr. Adams, the Committee considered the financial performance of the Company, information relating to compensation paid to Chief Executive Officers of peer bank holding companies, and the individual performance of Mr. Adams.

The Committee increased the base salary of Mr. Adams to $775,000 and also approved a short-term cash incentive of $429,000 for 2011 for Mr. Adams. In awarding this short-term cash incentive, the Committee reviewed the financial performance of the Company, including a composite rating of the following factors: earnings per share, stock performance, dividend increases and individual objectives including risk management. For 2011, the Committee awarded an incentive payment to Mr. Adams based primarily on: Earnings—while earnings per share for the year of $1.61 fell short of the $1.66 target, United produced a strong return on assets of 0.97% substantially outperforming the Peer Group. In addition, the $1.61 related to the EPS target goal was affected by the merger with Centra Financial Holdings, Inc. which should enhance United’s future earnings. Net earnings for the year did increase from $71.9 million to $75.6 million; Stock—the Company substantially outperformed total shareholder returns from 1990, 2000 and 2011 compared to the NASDAQ Bank Index, the Peer Group and potential acquirors; Dividend—the dividend was increased for the 38th consecutive year; Risk Management and Other—the Company achieved satisfactory regulatory ratings and asset quality numbers were well ahead of peers.

Finally, the Committee granted Mr. Adams 33,300 of stock options and 9,300 shares of restricted stock under the Company’s 2011 Long-Term Incentive Plan (“2011 LTIP”). The 2011 LTIP was recommended by Towers Watson based on, among other things, a review of market practices in terms of long-term incentives including prevalent designs, features, and implications of various design alternatives. The 2011 LTIP was approved by the Compensation Committee and the Board of Directors and later by United’s shareholders at the 2011 Annual Meeting held on May 16, 2011. The purpose of the stock option and restricted stock grants is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. In determining the amount of options and restricted stock to grant Mr. Adams, the Compensation Committee considered various factors including level of responsibility within the organization, contributions made to the success of the organization, the same performance goals used for the cash incentive awards (excluding unit performance), compensation peer group data, a review of available published data on senior management compensation, and information contained in the Towers Watson and Aon consulting reports. The exercise price of the stock options granted was the closing price on February 27, 2012 of $29.40. A more detailed explanation of the factors considered when determining Mr. Adams’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2012 proxy statement.

Compensation of the Named Executive Officers Other than the Chief Executive Officer

At the Compensation Meeting, the Committee also determined certain elements of compensation for the Company’s named executive officers other than the Chief Executive Officer. The Committee considered (i) the financial performance of the Company and (ii) a presentation by the Chief Executive Officer. The Chief Executive Officer based his presentation and recommendations on a composite rating of performance objectives of the named executive officers, peer group data obtained from outside consultants, and the Chief Executive Officer’s evaluation of the named executive officers.

The Compensation Committee approved base salary increases for certain named executive officers of the Company other than the Chief Executive Officer. The Committee’s decision to increase certain named executive officers’ salaries was based upon the CEO’s recommendations related to their individual performances, salaries paid by the Peer Group to executive officers holding equivalent positions, information contained in the consultant’s executive reports, corporate performance, business unit performance, and an individual’s level of responsibility.

The Committee also determined the annual incentive compensation for the named executive officers of the Company who had been disclosed in the 2012 proxy statement and those who are expected to be named executive officers in the 2012 proxy statement. In determining the cash incentive awards for the named executive officers, the Committee reviewed the financial performance of the Company, including a composite rating of the following factors: earnings per share, stock performance, dividend increases, unit performance, and individual objectives including risk management. Consideration was also given to cash incentive awards paid by United’s Peer Group to executive officers holding equivalent positions, and published compensation survey data. For 2011, the Committee awarded incentive payments to the named executive officers based primarily on: Earnings—while earnings per share for the year of $1.61 fell short of the $1.66 target, United produced a strong return on assets of 0.97% substantially outperforming the Peer Group. In addition, the $1.61 related to the EPS target goal was affected by the merger with Centra Financial Holdings, Inc. which should enhance United’s future earnings. Net earnings for the year did increase from $71.9 million to $75.6 million; Stock—the Company substantially outperformed total shareholder returns from 1990, 2000 and 2011 compared to the NASDAQ Bank Index, the Peer Group and potential acquirors; Dividend—the dividend was increased for the 38th consecutive year; Risk Management and Other—the Company achieved satisfactory regulatory ratings and asset quality numbers were well ahead of peers. All named executive officers’ scorecards were discounted at various levels for unit performance or individual objectives, such as not meeting loan and deposit goals.

The Committee also granted stock options and shares of restricted stock under the Company’s 2011 LTIP to the named executive officers. The Compensation Committee granted these options and shares of restricted stock to the named executive officers based on various factors including level of responsibility within the organization, contributions made to the success of the organization, the same performance goals used for the cash incentive awards (excluding unit performance), compensation peer group data, a review of available published data on senior management compensation, and information contained in the Towers Watson and Aon consulting reports. The exercise price of the stock options granted was the closing price on February 27, 2012 of $29.40.

The following is a summary of the compensation approved by the Committee for the named executive officers of the Company who had been reported in the 2011 proxy statement and those who are expected to be named executive officers in the 2012 proxy statement:

Name/Position	Base Salary	2011 Cash Incentive	Number of Securities Underlying Stock Options Granted (#)	Number of Shares of Restricted Stock (#)

Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$257,348	$40,146	8,300	2,300

James J. Consagra, Jr. Executive Vice President	$295,000	$100,100	11,100	3,100

James B. Hayhurst, Jr. Executive Vice President	$255,000	$69,600	8,300	2,300

Richard M. Adams, Jr. Executive Vice President	$275,000	$121,500	11,100	3,100

A more detailed explanation of the factors considered when determining the named executives’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2012 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: March 2, 2012	By:	/s/ Richard M. Adams
Richard M. Adams, Chairman of the Board and Chief Executive Officer

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